Exhibit 32.2

CONSOL ENERGY INC.

1800 Washington Road

Pittsburgh, Pennsylvania 15241

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, William J. Lyons, Senior Vice President, Chief Financial Officer and Controller (principal financial officer) of CONSOL Energy Inc. (the “Registrant”), certifies that to my knowledge, based upon a review of the Annual Report on Form 10-K/A for the period ended December 31, 2002 of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ WILLIAM J. LYONS
Name: Date:	William J. Lyons February 18, 2004